 EXHIBIT 99.1

Guskin Gold Corp. (OTCQB:GKIN) Announces Opening of the Tepa Gold Mine

SAN JOSE, CA, July 14, 2022 -- Guskin Gold Corp. (OTCQB: GKIN) (“Guskin Gold ‘‘ or the “Company,”), is proud to announce the opening and operations of the Company’s Tepa Gold Mine in Ghana, Africa.

Figure 1. Two excavators and twin sluice begin commercial production of alluvial gold at Tepa Gold Mine.

The Tepa Gold Mine is located along the eastern-edge of the highly renowned Sefwi-Bibiani Gold Belt. Guskin Gold Ghana, a 100% wholly-owned subsidiary of Guskin Gold Corp. (OTCQB:GKIN), are the exclusive operators for the exploration, development, exploitation, production, and operations of the alluvial gold mine with a 70% interest in the concession. (1)

Mr. Peter Tomety, Guskin Gold’s Mine Manager, states “We are pleased to report the commencement of gold production at Tepa. Operations have begun and are in line with our initial expectations. We anticipate operations will continue to scale, and expect to mine at a higher rate, deliver more ounces, and establish ourselves as a reliable low-cost producer.”

The geologic nature of the Tepa deposit includes both alluvial and eluvial gold deposits. The gold is of fine to medium grain with few flowery and floating types. The distribution of the gold is found in the overlying silty sand as well as the underlying gravel horizons. The overlying silty sands are all part of the payload to be washed and can be processed for gold.

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Mrs. Naana Asante, Guskin Gold’s CEO, Director and Chairwoman, states “We are very pleased to announce the opening of our first gold mine – on time and on budget. A milestone event for our supportive community partners and our valued shareholders. We will continue to keep everyone informed as develop, improve, and expand operation.”

As a reminder, on July 1, 2022, we announced to investors that we have become aware of certain promotional activities by parties not associated with the Company. We caution potential investors not to rely on these promotional and speculative statements and claims, touting future performance, anticipated trajectories of our stock price, or urging investors to act immediately. We advise that all potential investors should only rely on information provided directly by the Company, which manages internally all investor relations, marketing, and corporate communications, and can be found on our website at www.guskingold.com.

(1) Qualified Person Statement

Guskin Gold's disclosure of a technical or scientific nature in this news release has been reviewed and approved by Francis Lovebridge Agezo, P.Geo, the Company’s Director of Exploration, and a qualified person under the definition of National Instrument 43-101. This news release was written for the Purpose of reporting on the opening of the Company’s Tepa Gold Mine. The Company accepts no responsibility or liability for any use of this report or any reliance upon this report by any person, other than the use of the whole of this report by the Company consistent with the Purpose. The full report, while unpublished in this press release, must always be considered in its entirety.

About Guskin Gold Corp.

Guskin Gold Corp. (OTCQB:GKIN) is a mining company publicly traded in the United States, with its head office in Santa Clara, California. Guskin is focused on gold exploration and mining in Ghana, the number one gold producer in Africa and seventh largest gold producing country in the world. The Company's leadership team is world-class. Many are native to Ghana, all offer specialised expertise in the business of gold exploration, mining, public markets, and finance. And all are passionately committed to the success of the Company, our partners, and investors. For additional information please visit www.guskingold.com.

Company Contact Information

Mrs. Naana Asante

Chief Executive Officer

naana.asante@guskingold.com

www.guskingold.com

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Forward-Looking Statements and Disclosure

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", "plan", or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the exploration and exploitation of the Tepa Gold Mine, and/or Kukuom Concession, new mineral and/or gold projects, securing necessary financing, the future of the U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations pertaining to the mining and exploration of mineral properties in Ghana and internationally. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

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